Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

MONDOVI, Wis., October 20, 2016 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $8.4 million, or 26 cents per diluted share, for the third quarter ended September 30, 2016, compared with $8.4 million, or 25 cents per diluted share, for the third quarter of 2015. For the nine-month period ended September 30, 2016, net income was $25.2 million, or 77 cents per diluted share. Net income for the first nine months of 2015 was $27.0 million, or 80 cents per diluted share, and, excluding a $3.7 million facility disposition gain, was $24.8 million, or 73 cents per diluted share.

Operating revenue was $170.5 million for the third quarter of 2016 compared with $171.3 million for the third quarter of 2015, and increased to $498.5 million for the first nine months of 2016 from $496.2 million for the first nine months of 2015, despite substantially lower fuel surcharges due to decreased fuel prices in 2016. Operating revenue, net of fuel surcharges, improved 1.2% to $155.8 million for the 2016 quarter from $154.0 million for the 2015 quarter, and increased 5.0% to $460.5 million for the 2016 nine-month period from $438.6 million for the 2015 nine-month period. Fuel surcharge revenue decreased to $14.7 million for the third quarter of 2016 from $17.4 million for the 2015 quarter, and decreased to $37.9 million for the 2016 nine-month period from $57.6 million for the 2015 nine-month period.

Operating expenses as a percentage of operating revenue improved to 91.3% for the third quarter of 2016 from 91.6% for the third quarter of 2015. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 90.5% for the third quarter of 2016 from 90.7% for the third quarter of 2015.

Operating expenses as a percentage of operating revenue was 91.2% for the first nine months of 2016 and 90.8% for the first nine months of 2015. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 90.5% for the 2016 nine-month period. The operating ratio, net of both fuel surcharges and the gain on the facility disposition, was 90.4% for the 2015 nine-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “The balanced strength of our multifaceted and diverse business model and the smart, disciplined work of our people drove increased results despite a continued soft freight market with excess capacity, which we expect to continue into 2017. This quarter we achieved our sixth consecutive year-over-year increase in quarterly profitability within each of our dedicated, intermodal and brokerage segments. We successfully grew our average number of truckload and dedicated tractors by 283 tractors, or 11.6%, in this year’s first nine months over the first nine months of 2015. We believe that we are well-positioned to capitalize on further profitable growth opportunities with our unique business model.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 891 dry trailers operating as of September 30, 2016. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include our discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(In thousands, except share information)	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$175	$434
Receivables:
Trade, net	69,874	70,597
Other	3,939	10,885
Prepaid expenses and other	16,715	18,134
Total current assets	90,703	100,050
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	754,448	724,597
Accumulated depreciation	(202,092)	(196,588)
Net property and equipment	552,356	528,009
Other assets	2,881	3,469
Total assets	$645,940	$631,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$46,121	$33,641
Insurance and claims accruals	17,761	16,235
Checks issued in excess of cash balances	199	-
Total current liabilities	64,081	49,876
Long-term debt	8,549	37,867
Deferred income taxes	144,610	134,364
Total liabilities	217,240	222,107

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 96,000,000 shares authorized; 32,571,400 shares at September 30, 2016, and 32,759,806 shares at December 31, 2015, issued and outstanding	326	328
Additional paid-in capital	73,024	76,468
Retained earnings	355,350	332,625
Total stockholders’ equity	428,700	409,421
Total liabilities and stockholders’ equity	$645,940	$631,528

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2016	2015	2016	2015

Operating revenue	$170,464	$171,346	$498,483	$496,221

Operating expenses (income):
Salaries, wages and benefits	57,090	55,129	168,116	154,901
Purchased transportation	27,775	30,756	81,997	88,343
Fuel and fuel taxes	24,845	26,556	68,405	81,313
Supplies and maintenance	11,618	11,351	33,025	32,735
Depreciation	20,790	19,331	61,205	55,469
Operating taxes and licenses	2,297	2,295	6,732	6,185
Insurance and claims	8,194	7,105	23,245	21,973
Communications and utilities	1,584	1,431	4,701	4,347
Gain on disposition of revenue equipment	(3,325)	(1,895)	(7,462)	(4,843)
Gain on disposition of facility	-	-	-	(3,712)
Other	4,727	4,933	14,749	13,684

Total operating expenses	155,595	156,992	454,713	450,395

Operating income	14,869	14,354	43,770	45,826

Other	342	126	794	147

Income before income taxes	14,527	14,228	42,976	45,679

Provision for income taxes	6,090	5,818	17,815	18,724

Net income	$8,437	$8,410	$25,161	$26,955

Basic earnings per common share	$0.26	$0.25	$0.77	$0.80

Diluted earnings per common share	$0.26	$0.25	$0.77	$0.80

Dividends declared per common share	$0.025	$0.025	$0.075	$0.075

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2016	2015	2016 vs. 2015	2016 vs. 2015
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$85,469	$86,594	$(1,125)	(1.3)%
Truckload fuel surcharge revenue	9,726	11,777	(2,051)	(17.4)
Total Truckload revenue	95,195	98,371	(3,176)	(3.2)

Dedicated revenue, net of fuel surcharge revenue	37,669	31,477	6,192	19.7
Dedicated fuel surcharge revenue	2,967	2,937	30	1.0
Total Dedicated revenue	40,636	34,414	6,222	18.1

Intermodal revenue, net of fuel surcharge revenue	16,381	17,158	(777)	(4.5)
Intermodal fuel surcharge revenue	1,979	2,673	(694)	(26.0)
Total Intermodal revenue	18,360	19,831	(1,471)	(7.4)

Brokerage revenue	16,273	18,730	(2,457)	(13.1)

Total operating revenue	$170,464	$171,346	$(882)	(0.5)%

Operating income:
Truckload	$6,509	$8,204	$(1,695)	(20.7)%
Dedicated	5,505	3,929	1,576	40.1
Intermodal	1,645	1,152	493	42.8
Brokerage	1,210	1,069	141	13.2
Total operating income	$14,869	$14,354	$515	3.6%

Operating ratio:
Truckload	93.2%	91.7%
Dedicated	86.5	88.6
Intermodal	91.0	94.2
Brokerage	92.6	94.3
Consolidated operating ratio	91.3%	91.6%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2016	2015	2016 vs. 2015	2016 vs. 2015
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$253,514	$262,227	$(8,713)	(3.3)%
Truckload fuel surcharge revenue	25,771	40,296	(14,525)	(36.0)
Total Truckload revenue	279,285	302,523	(23,238)	(7.7)

Dedicated revenue, net of fuel surcharge revenue	109,833	73,941	35,892	48.5
Dedicated fuel surcharge revenue	7,175	8,331	(1,156)	(13.9)
Total Dedicated revenue	117,008	82,272	34,736	42.2

Intermodal revenue, net of fuel surcharge revenue	48,353	50,278	(1,925)	(3.8)
Intermodal fuel surcharge revenue	4,990	8,991	(4,001)	(44.5)
Total Intermodal revenue	53,343	59,269	(5,926)	(10.0)

Brokerage revenue	48,847	52,157	(3,310)	(6.3)

Total operating revenue	$498,483	$496,221	$2,262	0.5%

Operating income:
Truckload	$20,400	$27,614	$(7,214)	(26.1)%
Dedicated	14,963	8,496	6,467	76.1
Intermodal	5,396	3,372	2,024	60.0
Brokerage	3,011	2,632	379	14.4
Total operating income before gain on disposition of facility	43,770	42,114	1,656	3.9
Gain on disposition of facility	-	3,712	(3,712)	(100.0)
Total operating income	$43,770	$45,826	$(2,056)	(4.5)%

Operating ratio:
Truckload	92.7%	90.9%
Dedicated	87.2	89.7
Intermodal	89.9	94.3
Brokerage	93.8	95.0
Consolidated operating ratio before gain on disposition of facility	91.2%	91.5%
Consolidated operating ratio	91.2%	90.8%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Truckload Segment:
Revenue (in thousands)	$95,195	$98,371	$279,285	$302,523
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,440	$3,492	$3,417	$3,573
Average tractors(1)	1,890	1,887	1,896	1,882
Average miles per trip	617	643	628	675
Non-revenue miles percentage(2)	9.2%	9.3%	9.3%	9.3%
Total miles (in thousands)	46,734	45,811	137,495	141,170

Dedicated Segment:
Revenue (in thousands)	$40,636	$34,414	$117,008	$82,272
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,471	$3,416	$3,426	$3,446
Average tractors(1)	826	701	819	550
Average miles per trip	295	341	304	358
Non-revenue miles percentage(2)	0.7%	1.2%	0.8%	1.6%
Total miles (in thousands)	19,035	16,533	56,507	39,882

Intermodal Segment:
Revenue (in thousands)	$18,360	$19,831	$53,343	$59,269
Loads	9,223	9,531	26,674	27,765
Average tractors	75	86	76	91

Brokerage Segment:
Revenue (in thousands)	$16,273	$18,730	$48,847	$52,157
Loads	12,416	13,208	36,795	34,832

At September 30, 2016 and September 30, 2015:
Total tractors(1)	2,770	2,685
Average age of company tractors (in years)	1.5	1.5
Total trailers	4,880	4,511
Average age of company trailers (in years)	2.7	2.6
Ratio of trailers to tractors(1)	1.8	1.7

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2016	2015	2016	2015

Net cash provided by operating activities	$24,020	$29,646	$104,141	$101,422
Net cash (used for) investing activities	(29,164)	(60,191)	(68,842)	(103,526)
Net cash provided by (used for) financing activities	5,111	26,191	(35,558)	2,126

Weighted average shares outstanding:
Basic	32,531	33,622	32,476	33,555
Diluted	32,715	33,846	32,653	33,816

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 72 and 64 tractors as of September 30, 2016 and 2015, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.